UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2021

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Contura Energy, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01 Financial Statements and Exhibits.

Signatures

Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2021, the Board of Directors (the “Board”) of Alpha Metallurgical Resources, Inc. (the “Company”) appointed Kenneth S. Courtis, Elizabeth A. Fessenden and Daniel D. Smith to serve as directors of the Company, effective immediately. The Board has not yet determined the committees on which the new directors will serve.

Kenneth S. Courtis (65) has served as chairman of Starfort Investment Holdings since 2009. Mr. Courtis has over three decades of experience in corporate finance, investments, and virtually all aspects of the commodity sector. He previously served as vice chairman and managing director of Goldman Sachs and as chief economist and investment strategist at Deutsche Bank Asia. Over the course of his career he has served on the board or advisory council for a number of leading international firms. Mr. Courtis earned an undergraduate degree from Glendon College in Toronto and a Master’s degree in international relations from Sussex University in the United Kingdom. He earned a Master’s degree in business administration from the European Institute of Business Administration, as well as a Doctorate degree with highest distinction from the Sciences Po, Paris.

Elizabeth A. Fessenden (65) is a member of the board and chair of the compensation committee of Ampco-Pittsburgh Corporation, a public company. She previously served on the boards of several public, private and charitable organizations including Polymer Group Inc. (now Berry Global Group, Inc.), where she chaired both the compensation and the nominating and corporate governance committees. Prior to board service, Ms. Fessenden spent nearly three decades in corporate leadership roles at Alcoa, Inc., including president of the flexible packaging division and president of primary metals allied businesses. She also served in a number of operations roles, including plant manager, at Alcoa, Tenn. Ms. Fessenden earned Bachelor’s and Master’s degrees in engineering as well as a Master’s degree in business administration, all from Clarkson University.

Daniel D. Smith (68) previously served on the boards of directors of Blackhawk Mining, LLC, Patriot Coal Corporation and Corsa Coal Corp, as well as several professional boards within the coal industry. Mr. Smith’s career with Norfolk Southern Corporation spanned more than three decades and a number of senior management roles. He retired as senior vice president of energy and properties at Norfolk Southern in 2013 and previously held the roles of president of NS Development and president of Pocahontas Land Corporation. He has been a licensed professional mining engineer. Mr. Smith earned a Bachelor’s degree in industrial engineering and operations research from Virginia Polytechnic Institute and State University.

There are no arrangements or understandings between any of the new directors and any other persons pursuant to which they were named as directors of the Company. Neither does any of them have any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to be a director or executive officer, nor does any of them have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. The new directors will be compensated for their service as directors according to the Company’s Non-Employee Director Compensation Policy, as amended from time to time.

A copy of the press release announcing these appointments is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Alpha Metallurgical Resources, Inc. dated February 2, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: February 5, 2021	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Alpha Metallurgical Resources, Inc. dated February 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)